Contact:      John R. Polchin
                                                      Chief Financial Officer
                                                      Convera
                                                      (703)761.3700



    Convera Accepts Subscriptions For $38.275 Million Common Stock Placement


Vienna, Va., February 23, 2006 - Convera Corporation (NASDAQ: CNVR), a leading provider of search technologies to commercial enterprises and government agencies, today announced the company has accepted subscriptions for the sale of a total of 5,103,333 newly-issued shares of common stock in a private placement to a group of institutional investors. The shares will be sold at a price of $7.50 per share, which was approved by Convera's Board of Directors on February 16, 2006. The sales price represented a 6.58% discount to the Company's trailing 10-day average closing price preceding the date of Board approval. The transaction is expected to close within the next several days and will result in gross proceeds of $38.275 million.

Upon the closing of the private placement, Convera intends to use the proceeds for general corporate purposes, including its Excalibur Web initiative.

The shares of common stock have not been registered under the Securities Act of 1933 and may not be subsequently offered or sold by the investors in the United States absent registration or an applicable exemption from the registration requirements. Convera has agreed to file a registration statement covering resales of the common stock by investors. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.


About Convera

Convera is a leading provider of search technologies to commercial enterprises and government agencies. Through its two offerings, Excalibur(TM), a newly developed Web search solution and RetrievalWare(R), its enterprise search product, Convera offers unique search technology capable of providing an integrated results page derived from both intranet and Internet content. Convera's technologies manage vast stores of structured and unstructured information that exist within internal repositories and on the Web by providing highly scalable, fast, accurate and secure search capabilities across text, video, image and audio information, in multiple languages. More than 900 customers in 40 countries rely on Convera search solutions to power a broad range of mission-critical applications. For more information, contact Convera at 800-755-7005, via e-mail at info@convera.com or on the Web at www.convera.com


This release, including any statements from Convera personnel, contains statements about Convera's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; the ability to continue funding operating losses; fluctuations in operating results including impacts from reduced corporate IT spending and lengthier sales cycles; continued success in technological advances and development including the Excalibur Web initiative; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's reports to the Securities and Exchange Commission. Actual results may differ materially from our expectations as the result of these and other important factors relating to Convera's business and product development efforts, which are further described in Convera's filings with the SEC. These filings can be obtained from the SEC's website located at www.sec.gov. Any forward-looking statements are based on information available to Convera on the date of this release, and Convera assumes no obligation to update such statements. The Convera design logo and the following are worldwide trademarks of Convera:
Convera(R), RetrievalWare(R), Excalibur(TM) and Screening Room(R). The names of actual companies and products mentioned herein, if any, may be the trademarks of their respective owners.